UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a -12

Silver Dragon Resources Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

As previously reported on a Current Report on Form 8-K which was filed on February 23, 2016, with the Securities and Exchange Commission in the matter of Hui Wai Ngai (“Plaintiff”) v. Marc Hazout, Manuel Chan, Haijun Tang and David Wahl, and Silver Dragon Resources Inc. (the “Company”), as a nominal defendant, the Plaintiff made a motion in the Court of Chancery for the State of Delaware (the “Court”) for a temporary restraining order with respect to the Company’s holding its 2016 Annual Meeting of Shareholders on February 25, 2016 (the “Motion”). On February 22, 2016 the Court granted the Motion and enjoined the Company from holding the 2016 Annual Meeting of Shareholders before March 24, 2016. Accordingly, the 2016 Annual Meeting of Shareholders will not take place on February 25, 2016 and as a result any proxies that are received by the Company for this meeting will not be voted. As of February 24, 2016, the Company has not received any proxies for this meeting.

The Company will set a new record date and meeting date for the 2016 Annual Meeting of Shareholders and will notify its shareholders of the new dates in due course.